UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material under §240.14a-12

Enhabit, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1. The following contains an email sent to employees of Enhabit, Inc. on February 26, 2026.

Team,

Earlier this week, I shared news about Enhabit’s agreement to be acquired by Kinderhook Industries and the exciting opportunity this next chapter represents for our organization. I appreciate the thoughtful engagement and interest you’ve shown, and I want to continue providing clarity and transparency as we move forward together.

Today, I’m sharing a short town hall video where I sat down with Chris Michalik, managing director at Kinderhook. We talk about why Kinderhook is excited about Enhabit, what this partnership means for our future, and what you can expect as we work toward finalizing the transaction.

I encourage you to take a few minutes to watch the video. We remain committed to keeping you informed and will continue to share updates as appropriate along the way. Please remember, it is business as usual, and our priorities and day-to-day work remain unchanged.

Thank you for your dedication to our patients, their families, and one another. Your work is the foundation of Enhabit’s success, and I am confident in the path ahead.

Sincerely,

Barb Jacobsmeyer

President and CEO

2. The following contains a transcript of a pre-recorded video sent to employees of Enhabit, Inc. on February 26, 2026.

Barb Jacobsmeyer:

•	Hi everyone. Thank you for taking some time out of your day to join us. With me is Chris Michalik, Managing Director at Kinderhook.

•	As you know, Enhabit has entered into an agreement to be acquired by Kinderhook.

•	This is an important milestone for our organization — and one that reflects the strength, resilience, and dedication of our people.

•	I’m excited for Enhabit to embark down this path because this partnership with Kinderhook will allow us to reach heights that we couldn’t achieve on our own.

•	The future is very bright.

Chris Michalik:

•	Well said, Barb.

•	I’ve had the privilege of getting to know the Enhabit team better over the last few months.

•

Your reputation as a patient-centric health care leader precedes you, and our work to date has only confirmed that you all are the best in the business. And that’s why we’re so excited to partner with you.

•

Kinderhook Industries focuses on investing in companies that are helping to innovate and strengthen their industries. In health care, our focus is on improving patient access to high-quality care, and enabling care teams to keep the patient at the heart of everything they do. I’m proud to say we have a strong track record of doing just that.

•	I understand the power of a patient-centered culture and the importance of your mission to provide high-quality, compassionate care to every patient, wherever they call home.

•	Like you, Kinderhook approaches our work with a focus on collaboration.

•	In our partnerships, we take a long-term view to ensure the companies we partner with have the resources and expertise they need to meet the needs of their communities.

•	And we couldn’t be happier or more excited about this new partnership with Enhabit.

Barb Jacobsmeyer:

•	We’re pleased to have found a partner that shares our excitement for our strategy and appreciates our talented team.

•	Transitioning to a private company will provide Enhabit with access to the necessary resources for our team to execute our strategy and win in today’s fast evolving landscape.

•	It’s clear that Enhabit and Kinderhook are aligned. They will also provide us with the tools and support that help you do your jobs well.

•	Importantly, our mission stays the same. Our values stay the same. And our focus on compassionate, high-quality care remains at the center of everything we do.

Chris Michalik:

•	That’s an important point to emphasize. We believe the best outcomes come from empowering strong teams.

•	Enhabit is doing so many things well today, and we don’t want to change that.

•	Our hope is to support all the great work you’re doing and, where we can, make it even easier for you to focus on caring for your patients.

•	We’re honored to be part of Enhabit’s next chapter and excited about what we’ll accomplish together.

Barb Jacobsmeyer:

•	As we move toward finalizing the transaction, it’s business as usual.

•	Your work continues to be the foundation of Enhabit’s success

•	I’m so proud of all that we have accomplished and I’m confident the best is still ahead.

Forward-Looking Statements

This communication contains and the other filings and press releases of Enhabit, Inc. (the “Company”) may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, the Company, all of which are subject to change. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock; (ii) the failure to satisfy any of the conditions to the consummation of the transaction, including the receipt of certain regulatory approvals; (iii) the failure to obtain stockholder approval of the proposed transaction; (iv) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the transaction agreement, including in circumstances requiring the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (vi) risks that the proposed transaction disrupts the Company’s current plans and operations; (vii) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed transaction; (viii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (ix) unexpected costs, charges or expenses resulting from the proposed transaction; (x) the ability of Anchor Parent, LLC to obtain financing for the proposed transaction; (xi) potential litigation relating to the proposed transaction that could be instituted against the parties to the transaction agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xii) continued availability of capital and financing; (xiii) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xiv) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2025 and subsequent filings. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the proposed transaction and/or the Company’s consolidated financial condition, results of operations or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between the Company, Anchor Parent, LLC and Anchor Merger Sub, Inc. The Company expects to announce a special meeting of stockholders as soon as practicable to obtain stockholder approval of the proposed transaction. In connection with the transaction, the Company intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.enhabit.com or by sending a written request to the Company in care of the Corporate Secretary, at Enhabit, Inc., 6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206.

Participants in the Solicitation

The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement filed with the SEC on May 16, 2025 in connection with the Company’s 2025 annual meeting of stockholders. This document can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.